UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2011

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive,

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2011, pursuant to the terms of a settlement agreement, dated July 26, 2011 (the “Agreement”), by and among Leap Wireless International, Inc. (the “Company”), Pentwater Capital Management LP, Pentwater Growth Fund Ltd., Pentwater Equity Opportunities Master Fund Ltd., Oceana Master Fund Ltd. and LMA SPC for and on behalf of Map 98 Segregated Portfolio (collectively, “Pentwater”), following the completion of the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), the Board of Directors of the Company (the “Board”) expanded the size of the Board to nine members and appointed Richard R. Roscitt and Robert E. Switz to serve as directors. The Board also appointed Mr. Roscitt as a member of both the Compensation Committee and the Nominating and Corporate Governance Committee. Except for the Agreement, there were no arrangements or understandings pursuant to which Messrs. Roscitt and Switz were appointed as directors, and since the beginning of the last fiscal year, there have been no related party transactions between Messrs. Roscitt and Switz and the Company. A copy of the Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2011, and is incorporated by reference herein.

Mr. Roscitt, age 60, currently serves as non-executive chairman of Sapien Software, LLC, a leading Software as a Service (SaaS) provider of global human resources, talent management and managed human resource solutions. From August 2007 until January 2010, Mr. Roscitt served as chairman and chief executive officer of SMobile Systems, Inc., a software company focused solely on smart phone and tablet security solutions for the enterprise, service provider and consumer markets. From August 2003 until March 2004, Mr. Roscitt served as president and chief operating officer of MCI, and from February 2001 until August 2003 he served as president, chief executive officer and chairman of ADC Telecommunications Inc. (“ADC”), a supplier of broadband network equipment and software. Prior to joining ADC, Mr. Roscitt worked for 28 years with AT&T, including in various management roles. Mr. Roscitt serves as a Trustee of Stevens Institute of Technology, and was a director of ICT Group, Inc. (a provider of outsourced customer management and business process outsourcing solutions) from July 2008 to February 2010. He holds a B.E. from Stevens Institute of Technology and an M.B.A. from the Sloan School of Management at Massachusetts Institute of Technology.

Mr. Switz, age 64, served as president and chief executive officer of ADC from August 2003 until December 2010. From 1994 until August 2003, he served in various senior management positions at ADC, including chief financial officer, executive vice president and senior vice president. Mr. Switz served as a director of ADC from August 2003 until December 2010 and was appointed chairman of ADC’s board of directors June 2008. Before joining ADC, Mr. Switz held various management roles at Burr-Brown Corporation, a manufacturer of precision microelectronics. Mr Switz serves as a member of the board of directors of Broadcom Corporation and Micron Technology, Inc., both developers of semiconductors. Mr. Switz holds a B.S. in Business Administration from Quinnipiac University and an M.B.A. from the University of Bridgeport.

In connection with their appointment to the Board, Messrs. Roscitt and Switz will receive the standard annual compensation package for non-employee directors, which includes an annual cash retainer fee of $40,000 and the Company’s standard annual award of $100,000 of restricted shares of the Company’s common stock pursuant to the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended (the “Stock Plan”). Under the Company’s standard vesting for grants to its directors, the shares underlying the grants will vest in equal installments on each of the first, second and third anniversaries of the date of grant, and all unvested shares will vest upon a change of control (as defined in the Stock Plan). Messrs. Roscitt and Switz will also be entitled to other standard compensation, including certain per-meeting fees and reimbursement for reasonable and necessary expenses. The non-employee director compensation program is described in further detail in the Company’s Definitive Proxy Statement for its 2011 Annual Meeting filed with the SEC on June 28, 2011.

Item 5.07 Submission of Matters to a Vote of Security Holders

Results of Annual Meeting

At the Company’s 2011 Annual Meeting held on July 28, 2011, stockholders voted on the following five proposals: (i) to elect the Company’s seven director nominees (“Proposal 1”); (ii) to approve, on an advisory basis, the Company’s executive compensation (“Proposal 2”); (iii) to approve, on an advisory basis, the frequency of conducting future advisory votes on the Company’s executive compensation (“Proposal 3”); (iv) to approve a stock option exchange program (“Proposal 4”); and (v) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (“Proposal 5”). With respect to Proposal 1, Paula Kruger withdrew her candidacy as a nominee for election to the Company’s Board of Directors prior to the 2011 Annual Meeting and was therefore not considered as a candidate for election.

A final voting report was produced by a representative of IVS Associates, Inc., serving as Inspector of Elections for the 2011 Annual Meeting, certifying the following results:

Proposal 1 – Election of Directors

As the Board recommended, the Company’s stockholders elected each of the Company’s seven nominees to serve as directors:

Nominee	For	Withheld
John D. Harkey, Jr.	43,428,097	1,432,210
S. Douglas Hutcheson	44,020,746	839,561
Ronald J. Kramer	44,015,322	844,985
Robert V. LaPenta	44,011,329	848,978
Mark A. Leavitt	44,027,991	832,316
Mark H. Rachesky, M.D.	43,704,310	1,155,997
Michael B. Targoff	43,515,813	1,344,494

Proposal 2 – Advisory Vote on Executive Compensation

As the Board recommended, the Company’s stockholders approved, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain
43,773,467	21,946,949	370,416

Proposal 3 – Advisory Vote on the Frequency of Conducting Future Advisory Votes on Executive Compensation

As the Board recommended, the Company’s stockholders voted in favor of conducting an advisory vote on the Company’s executive compensation each year:

1 Year	2 Years	3 Years	Abstain
62,888,340	225,537	2,864,126	112,829

In light of the stockholder vote, on July 28, 2011, the Board determined that the Company will hold a non-binding stockholder advisory vote on executive compensation annually, until the next such required advisory vote on the frequency of conducting future advisory votes on executive compensation.

Proposal 4 – Approval of Stock Option Exchange Program

As the Board recommended, the Company’s stockholders approved the stock option exchange program:

For	Against	Abstain
53,417,180	12,616,372	57,280

Proposal 5 – Ratification of Independent Auditors

As the Board recommended, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain
66,544,712	322,103	36,785

Terms of Proxy Contest Settlement

As described in the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2011, the Company entered into the Agreement, which related to the resolution of a proxy contest conducted by Pentwater. The Agreement provides that the Company will reimburse Pentwater for certain expenses incurred by Pentwater in connection with the proxy contest and negotiation of the Agreement for up to $750,000.

Item 8.01 Other Events.

On July 28, 2011, the Company issued a press release announcing the preliminary results of its 2011 Annual Meeting, which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Leap Wireless International, Inc., dated July 28, 2011 (incorporated by reference to the SC TO-C filed by the Company with the SEC on July 29, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: August 2, 2011	By	/s/ Robert J. Irving, Jr.
Name: Robert J. Irving, Jr.
Title: Senior Vice President and General Counsel